Exhibit 10.28

SECOND AMENDMENT
TO THE
ALBEMARLE CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
In accordance with Section 12.1 of the Albemarle Corporation Executive Deferred Compensation Plan, as Amended and Restated Effective January 1, 2013 (the "Plan"), the Plan is hereby amended as follows:
1.Effective February 1, 2015, Section 4.2(d)(i) of the Plan is amended in its entirety to read as follows:
"(i)    Eligibility. The following employees are eligible to receive the credit provided under paragraph (ii) of this Section 4.2(d):
(1) Ahmad Khalifeh
Effective as of such date, Mohammad Sabri shall receive no further credits under the Plan."
2.The provisions of this Second Amendment shall be effective as of February 1, 2015.
IN WITNESS WHEREOF, the Corporation by its duly authorized officer has caused these presents to be signed this 12th day of February, 2015.
ALBEMARLE CORPORATION

By:	/s/ Susan M. Kelliher